                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8 - K

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.
                  For the quarterly period ended March 31, 1998

                   Adirondack Financial Services Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                     333-43697                  14-1801465
 (State or other jurisdiction of    (Commission File No.)   (IRS Employer Identification No.)
  incorporation or organization)

52 North Main Street, Gloversville, NY 12078
(Address of principal executive offices)

(518) 725-6331
(Registrants telephone number, including area code)


(Former name, former address and former fiscal year, if changed since last report.)







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                               TABLE OF CONTENTS


Item 1.  Changes in Control of Registrant.
       None.

Item 2.  Acquisition or Disposition of Assets.
       None.

Item 3.  Bankruptcy or Receivership.
       None.

Item 4.  Changes in registrant's Certifying Accountant.
       None.

Item 5.  Other Events.
       Registrant has issued press release regarding results of first quarter.

Item 6.  Resignations of Registrant's Directors.
       None.

Item 7.  Financial Statements and Exhibits.
       Exhibit 1 - Press Release.

Item 8.  Change in Fiscal Year.
       None.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.
       None.




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                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Adirondack Financial Services Bancorp, Inc.
-------------------------------------------
(Registrant)

                        Dated:  May 1, 1998              \s\Lewis E. Kolar
                                                         -----------------
                                                         Lewis E. Kolar
                                                         President and CEO


                        Dated:  May 1, 1998              \s\Menzo D. Case
                                                         ----------------
                                                         Menzo D. Case
                                                         Executive VP and CFO


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Adirondack Financial Services Bancorp, Inc.
Exhibit 1.  Press Release

Adirondack Financial Services Bancorp, Inc.
52 North Main Street
Gloversville, NY  12078

Contact:      Menzo D. Case
              EVP & CFO
              (518) 725-6331

For Immediate Release
Monday, May 11, 1998

                Adirondack Financial Announces Quarterly Earnings

Gloversville, NY -- Adirondack Financial Services Bancorp, Inc. (Nasdaq OTC:
AFSB) reported that net income of its subsidiary, Gloversville Federal Savings and Loan Association, for the quarter ended March 31, 1998 was $33,000 compared to a net loss of $122,040 for quarter ended March 31, 1997. Since Adirondack Financial Services Bancorp's initial stock offering was not completed until April 6, 1998, all financial information refers to Gloversville Federal Savings and Loan Association, which became Adirondack's subsidiary upon the completion of such stock offering. Earnings for the six months ended March 31, 1998 were $57,000 as compared to a net loss of $235,000 for the six months ended March 31, 1997.

Total assets were $80.4 million at March 31, 1998 as compared to $61.0 million at September 30, 1997. The increase was primarily attributable to $19.3 million of proceeds received from Adirondack Financial's subscription offering which were held as deposits on March 31, 1998. The stock offering was closed April 6, 1998 with the acceptance of $6.6 million of stock orders in accordance with Federal rules. As a result, $12.7 million of subscription funds were refunded to subscribers.

Gross loans declined from $51.3 million at September 30, 1997 by $1.0 million to $50.3 million at March 31, 1998. The majority of the loan decline was in the one-to-four family loan category. The effects of the decline in one-to-four family loans was partially offset by an increase in the commercial business portfolio.

Nonperforming loans decreased $448,000 from $3.8 million at September 30, 1997 to $3.3 million at March 31, 1998. The ratio of nonperforming loans to total loans decreased to 6.67% at March 31, 1998 from 7.39% at September 30, 1997.

Deposits increased $17.1 million from $56.1 million at September 30, 1997 to $73.2 million at March 31, 1998. Demand and NOW account balances increased from $5.1 million at September 30, 1997 to $21.6 million at March 31, 1998. Savings and money market accounts were $25.8 million at March 31, 1998 as compared to $23.0 million at September 30, 1997. Time deposits declined $2.2 million from $28.0 million at September 30, 1997 to $25.8 million at March 31, 1998. Borrowings increased from $1.3 million at September 30, 1997 to $3.5 million at March 31, 1998. The increase in checking, money market and savings accounts was primarily attributable to deposits made to fund payment of the subscription orders for the Company's stock. The time deposit decline was due to the




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maturity of higher costing time deposits that were not maintained by the
Association as borrowings were a less expensive option available to meet short-term funding needs.

Net interest income for the quarter ended March 31, 1998 was $572,000, a decrease of $55,000 from $627,000 for the quarter ended March 31, 1997. Net interest income for the six months ended March 31, 1998 was $1.1 million, a decrease of $140,000 from $1.3 million for the six months ended March 31, 1997. The decreases reflect a lower average interest-earning asset yield and higher cost of funds. Included in net interest income for 1998 was interest earned on subscription funds held in connection with the stock offering as well as interest expense paid on related escrow deposits.

The provision for loan losses was $15,000 and $198,000 for the three month periods ended March 31, 1998 and 1997, respectively. For the six months ended March 31, 1998 and 1997, the provision for loan losses was $30,000 and $396,000, respectively. The allowance for loan losses was $1.6 million or 46.94% of nonperforming loans at March 31, 1998, compared to 44.32% at September 30, 1997.

Non-interest expense decreased $34,000 to $536,000 for the three months ended March 31, 1998 as compared to $570,000 for the same period in the prior year. For the six months ended March 31, 1998, non-interest expense decreased $65,000 to $1.1 million compared to $1.2 million for the same period in fiscal 1997. The decreases are attributable cost saving measures taken in general operations, reduced premiums being assessed for deposit insurance due to the recapitalization of the Savings Association Insurance Fund and a reduction in other expenses.

Adirondack Financial, a newly formed bank holding company, began trading its stock upon the completion of its initial subscription on April 6, 1998. Simultaneously, Adirondack Financial became the owner of all of the outstanding shares of Gloversville Federal Savings and Loan Association. The Company has two retail offices located in Gloversville, NY and Saratoga Springs, NY.


                                       END



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                   Gloversville Federal Savings and Loan Association
                      Selected Consolidated Financial Information


                                                        ---------------------------------
                                                        At March  31,    At September 30,
                                                        ---------------  ----------------
                                                             1998             1997
                                                        ---------------  ----------------
                                                                 (In Thousands)
Total assets                                                $80,414          $61,021

Cash and cash equivalents                                    22,552            1,922

Net loans receivable                                         48,591           49,526

Mortgage-backed securities available for sale                 3,247            3,562

Other securities available for sale                           3,453            3,455
                                                        ---------------  ---------------
Total securities available for sale                           6,700            7,017
                                                        ---------------  ---------------
Deposits                                                     73,181           56,117

Borrowings                                                    3,500            1,300

Total equity                                                  3,361            3,280


                                                             For three Months Ended
                                                        --------------------------------
                                                           March  31,       March 31,
                                                        ---------------  ----------------
                                                             1998             1997
                                                        ---------------  ----------------
                                                                 (In Thousands)
Interest income                                               1,223            1,226

Interest expense                                                652              600

Net interest income                                             571              626

Provision for loan losses                                        15              198

Net interest income after provision for loan losses             556              428

Total non-interest income                                        35               34

Non-interest expense                                            536              570

Income (loss) before income tax expense                          55             (108)

Income tax expense                                               22               16

Net income (loss)                                                33             (124)



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             Selected Financial Ratios (Annualized) and Other Data

                                                               At or For the Six Months
                                                                   Ended March  31,
                                                               ------------------------
                                                                     1998        1997
                                                               ------------ -----------
Performance Ratios:
Return on average assets                                             0.18%      (0.76%)
Return on average equity                                             3.42%     (12.74%)
Average interest rate spread during period                           3.74%       4.15%
Net interest margin                                                  3.82%       4.28%
Ratio of operating expenses to average total assets (1)              3.48%       3.69%
Efficiency ratio (2)                                                88.41%      84.86%
Ratio of average interest-earning assets
  to average interest-bearing liabilities                          101.69%     103.29%

Quality ratios:
Non-performing assets to total assets at end of period               4.25%       5.21%
Allowance for loan loss to non-performing loans at end of
period                                                              46.37%      41.30%
Allowance for loan losses to gross loans receivable at end
of period                                                            3.12%       2.56%

Capital ratios:
Equity to total assets at end of period                              4.18%       5.63%
Average equity to average assets                                     5.39%       6.09%

Other data:
Number of full service offices                                          2           2

(1) Operating expenses exclude OREO expenses of $16,000 and $14,000 for periods ended March 31, 1998 and 1997, respectively.

(2) The efficiency ratio represents operating expenses (as defined above) divided by the sum of net interest income and other income.